Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of
Vivid Learning Systems, Inc.

We consent to the use in this Registration Statement of Vivid Learning Systems, Inc. on Form SB-2, by way of incorporation by reference to Registration Statement No. 333-116255, of our report dated October 29, 2004, appearing in the Prospectus which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
March 7, 2005